UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  (Date of earliest event reported): January 18, 2005

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     Pursuant to a delegation of control agreement, Kinder Morgan Management, LLC (the "Company") manages and controls the business and affairs of Kinder Morgan Energy Partners, L.P. (the "Partnership") and the business and affairs of the Partnership's subsidiary operating limited partnerships and their subsidiaries, subject to the Partnership's general partner's right to approve specified actions.

     At the meeting of the Board of Directors of the Company held on January 18, 2005, the Board adopted a common unit compensation plan for non-employee directors. Subject to adjustment as provided in the plan, an aggregate of 100,000 common units representing limited partner interests may be issued under the plan. The issuance of common units pursuant to the plan has been registered under the Securities Act. The plan allows the non-employee director to elect to receive a portion of his cash compensation for serving as a director in the form of common units. The method of calculating the number of common units to be received is provided for in the plan.

     Effective as of January 20, 2005, each non-employee director entered into an agreement with the partnership to receive a portion of such director's compensation in the form of common units. A form of the agreement as well as a copy of the plan are attached as exhibits to this report.

Item 9.01  Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit Number	Description

10.1	Form of Common Unit Compensation Agreement entered into with Non-Employee Directors

10.2	Kinder Morgan Energy Partners, L.P. Common Unit Compensation Plan for Non-Employee Directors

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	KINDER MORGAN G.P., INC.,
its general partner

By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: January 20, 2005	By:	/s/	Joseph Listengart
Joseph Listengart Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Common Unit Compensation Agreement entered into with Non-Employee Directors
10.2	Kinder Morgan Energy Partners, L.P. Common Unit Compensation Plan for Non-Employee Directors